SIXTH AMENDMENT TO
REVOLVING CREDIT AND SECURITY AGREEMENT

This Sixth Amendment to Revolving Credit and Security Agreement (the "Amendment") is made as of this 7th day of April, 2014 by and among SMTC CORPORATION, a corporation organized under the laws of the State of Delaware ("SMTC"), SMTC MANUFACTURING CORPORATION OF CALIFORNIA, a corporation organized under the laws of the State of California ("SMTC California"), SMTC MEX HOLDINGS, INC., a corporation organized under the laws of the State of Delaware ("SMTC Mex"), ZF ARRAY TECHNOLOGY, INCORPORATED, a corporation organized under the laws of the State of Delaware ("ZF Array"), HTM HOLDINGS, INC., a corporation organized under the laws of the State of Delaware ("HTM" and together with SMTC, SMTC California, SMTC Mex and ZF Array each a "US Borrower" and collectively the "US Borrowers"), SMTC MANUFACTURING CORPORATION OF CANADA, a corporation organized under the laws of the Province of Ontario ("Canadian Borrower" and together with US Borrowers and each other Person joined to the Loan Agreement as a borrower from time to time, each a "Borrower" and collectively the "Borrowers"), PNC BANK CANADA BRANCH (the "Canadian Lender"), the other financial institutions which are now or which hereafter become a party to the Loan Agreement (each individually a "Lender" and collectively with Canadian Lender, the "Lenders") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, the "Agent").

BACKGROUND

A. On September 14, 2011, Borrowers, Lenders and Agent entered into, inter alia, a certain Revolving Credit and Security Agreement (as same has been or may be amended, modified, renewed, extended, replaced or substituted from time to time, the "Loan Agreement") to reflect certain financing arrangements between the parties thereto. The Loan Agreement and all other documents executed in connection therewith are collectively referred to as the "Existing Financing Agreements." All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement. In the case of a direct conflict between the provisions of the Loan Agreement and the provisions of this Amendment, the provisions hereof shall prevail.

B. As a result of a full physical count of inventory, the Borrowers have identified an overstatement of inventory located at a Subsidiary's plant in Chihuahua, Mexico by the approximate amount of $3.2 million requiring an adjustment to inventory. Certain financial statements and other reports previously delivered to the Agent and the Lenders (other than the management-prepared financial statements dated December 29, 2013, which were reflective of such adjustments) do not reflect such adjustment to inventory or any of the consequences of such adjustment (the "Pre-Adjustment Reporting")

C. Certain Events of Default have occurred under the Loan Agreement as a result of the Pre-Adjustment Reporting not being accurate (due to such overstatement of inventory, the resultant understatement of costs of goods sold and overstatement of net income), the Borrowers failure to comply with Section 6.5(b) of the Loan Agreement, requiring Borrowers to maintain EBITDA of not less than $3,409,000 for the six months ended December 31, 2013,

and the Borrowers making advances or loans to Affiliates that are not Borrowers in violation of Section 7.5 of the Loan Agreement (collectively, the "Existing Defaults").

D. The Borrowers have requested, and the Agent and the Lenders have agreed, subject to the terms and conditions of this Amendment, to waive the Existing Defaults and to modify certain definitions, terms and conditions in the Loan Agreement.

NOW, THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1. Waiver of Existing Defaults. Subject to the terms and conditions contained herein, upon the effectiveness of this Amendment, Agent and Lenders hereby waive the Existing Defaults; provided, however that such waiver shall in no way constitute a waiver of any other Defaults or Events of Default which may have occurred but which are not specifically referenced as the Existing Defaults, nor shall this waiver obligate Agent or Lenders to provide any further waiver of any other Default or Event of Default (whether similar or dissimilar, including any further Default or Event of Default resulting from a failure to comply with the terms of the Loan Agreement). Other than in respect of the Existing Defaults, this waiver shall not preclude the future exercise of any right, power, or privilege available to Agent or Lenders whether under the Loan Agreement, the Other Documents or otherwise. Agent and Lenders have not been advised by the Borrowers of the existence of any Defaults or Events of Default other than the Existing Defaults, and the Borrowers have represented to Agent and Lenders that no Default or Event of Default, other than the Existing Defaults, has occurred and is continuing under any of the Existing Financing Agreements. Agent and Lenders have no actual knowledge, as of the date of this Amendment, of the existence of any Defaults or Events of Default, as of the date of this Amendment, other than the Existing Defaults.

2. Amendments to Loan Agreement. Upon the effectiveness of this Amendment, the Loan Agreement shall be amended as follows:

(a) Definitions. The following definitions contained in Section 1.2 of the Loan Agreement shall be amended and restated in their entirety as follows:

> "EBITDA" shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period, plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period, plus (iv) fees and expenses associated with the engagement of Winter Harbor, LLC in an amount not to exceed $250,000, plus (v) fees and expenses incurred in connection with the Sixth Amendment in an amount not to exceed $100,000, plus (vi) costs incurred during the fiscal quarter ending June 30, 2014 in connection with restructuring/plant rationalization to the extent deducted from net income for such quarter; provided, however, that amounts added to EBITDA pursuant to this clause (vi) shall not exceed $587,000, plus (vii) costs incurred during the

fiscal quarter ending September 30, 2014 in connection with restructuring/plant rationalization to the extent deducted from net income for such quarter; provided, however, that amounts added to EBITDA pursuant to this clause (vii) shall not exceed $100,000 except to the extent that such additions represent the amount (if any) by which $587,000 exceeds the amount added to EBITDA for the fiscal quarter ending June 30, 2014 pursuant to clause (vi).

"Maximum Canadian Revolving Advance Amount" shall mean $40,000,000 less the aggregate outstanding Revolving Advance to US Borrowers.

"Maximum Loan Amount" shall mean $40,000,000.

"Maximum Revolving Advance Amount" shall mean $40,000,000; provided, however, that when such term is used with respect solely to US Borrowers it shall mean the Maximum US Revolving Advance Amount and when used with respect solely to Canadian Borrower it shall mean the Maximum Canadian Revolving Advance Amount.

"Maximum US Revolving Advance Amount" shall mean $40,000,000 less the aggregate outstanding Revolving Advance to Canadian Borrower.

"Revolving Interest Rate" shall mean (a) with respect to Domestic Rate Loans to US Borrowers, an interest rate per annum equal to the Alternate U.S. Base Rate plus one and three quarters of one percent (1.75%), (b) with respect to Eurodollar Rate Loans, an interest rate per annum equal to the sum of four and one quarter of one percent (4.25%) plus the Eurodollar Rate, (c) with respect to Canadian Base Rate Loans, an interest rate per annum equal to the Alternate Canadian Base Rate plus one and three quarters of one percent (1.75%), (d) with respect to Canadian CDOR Rate Loans, an interest rate per annum equal to the sum of three and one half of one percent (3.50%) plus the CDOR Rate, and (e) with respect to Domestic Rate Loans to the Canadian Borrower, an interest rate per annum equal to the Alternate U.S. Base Rate plus two percent (2.00%).

(b) New Definitions. The following defined terms shall be added to Section 1.2 of the Loan Agreement in the correct alphabetical order:

"Sixth Amendment" shall mean the Sixth Amendment to Revolving Credit and Security Agreement

074658.01845/95184077v.5

dated as of April 7, 2014 by and among the Borrowers, the Guarantors, the Agent and the Lenders.

(c) Sublimit for Revolving Advances made against Inventory. Section 2.1(e) of the Loan Agreement shall be amended and restated in its entirety as follows:

(e) Sublimit for Revolving Advances made against Inventory. The aggregate amount of Revolving Advances made to Borrowers against (i) Eligible Inventory shall not exceed $15,000,000 in the aggregate at any time outstanding; and (ii) Eligible US Inventory located in Mexico in the aggregate shall not exceed $10,000,000 in the aggregate at any time outstanding.

(d) Financial Covenants. Section 6.5 of the Loan Agreement shall be amended by amending and restating Sections 6.5(a) and 6.5(b) in their entirety as follows:

(a) Fixed Charge Coverage Ratio. Commencing with the fiscal quarter ending September 28, 2014, cause to be maintained a Fixed Charge Coverage Ratio of not less than: (x) 1.0 to 1.0, for the fiscal quarter ending September 28, 2014; and (y) 1.1 to 1.0 for each fiscal quarter thereafter, calculated as follows

Testing Date	Measurement Period
September 28, 2014	Three (3) months ending September 30, 2014
December 28, 2014	Six (6) months ending December 31, 2014

(b) EBITDA. Cause to be maintained as of June 30, 2014, EBITDA of not less than $750,000 for the fiscal quarter then ending.

(e) Loans. Section 7.5 of the Loan Agreement shall be amended and restated in its entirety as follows:

7.5 Loans. Make advances, loans or extensions of credit to any Person, including any Parent, Subsidiary or Affiliate except (i) with respect to the extension of commercial trade credit in connection with the sale of Inventory in the Ordinary Course of Business, (ii) loans to another Borrower, (iii) a loan or advance to SMTC Asia Limited Hong Kong SAR before the date of the Sixth Amendment in connection with an asset acquisition transaction (the acquired assets being owned by its Subsidiaries, SMTC Electronics Dongguan Company

Limited and SMTC Electronics (Suzhou) Co. Ltd.) consented to by Agent pursuant to the second amendment to the Loan Agreement, (iv) any other advances to Affiliates that are not Borrowers in an aggregate amount not to exceed $500,000 at any time and (v) loans to employees and officers of Borrowers in an aggregate amount not to exceed $100,000 at any time.

(f) Unfunded Capital Expenditures. Section 7.6 of the Loan Agreement shall be amended and restated in its entirety as follows:

> 7.6 Unfunded Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Unfunded Capital Expenditures in an aggregate amount for all Borrowers not to exceed (i) for the fiscal year ending December 31, 2013, $3,250,000, and (ii) for any fiscal year thereafter, $2,500,000.

(g) Term. Section 13.1 of the Loan Agreement shall be amended and restated in its entirety as follows:

> 13.1 Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until January 2, 2015 (the "Term") unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon ninety (90) days' prior written notice upon payment in full of the Obligations.

3. Representations and Warranties. Each Borrower hereby:

(a) reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the other Existing Financing Agreements and confirms that all are true and correct in all respects as of the date hereof as if made on and as of the date hereof, except for representations and warranties which related exclusively to an earlier date, which shall be true and correct in all respects as of such earlier date;

(b) reaffirms all of the covenants contained in the Loan Agreement, covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders under the Loan Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c) represents and warrants that upon the effectiveness of this Amendment, no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d) represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary corporate action and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its articles of incorporation, bylaws or other formation documents, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e) represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith are valid, binding and enforceable in accordance with their respective terms except as such enforceability may be limited by equitable principles or any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally.

4. Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon satisfaction of the following conditions precedent (all documents to be in form and substance satisfactory to Agent and Agent's counsel):

(a) Agent shall have received this Amendment fully executed by Borrowers and Guarantors;

(b) Agent shall have received a non-refundable amendment fee in an amount equal to $100,000.00, which Borrowers acknowledge Agent shall have earned in full as of the date hereof and which shall not be subject to proration;

(c) Agent shall have received evidence that Borrowers shall have engaged Winter Harbor, LLC to provide consulting services to Borrowers pursuant to an engagement letter in form and substance satisfactory to Agent; and

(d) Execution and/or delivery of all other agreements, instruments and documents requested by Agent to effectuate and implement the terms hereof.

5. Further Assurances. Borrowers hereby agree to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

6. Payment of Expenses. Borrowers shall pay or reimburse Agent and Lenders for their reasonable attorneys' fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

7. Reaffirmation of Loan Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, and all other of the Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

8. Confirmation of Indebtedness. Borrowers confirm and acknowledge that as of the close of business on April 2, 2014, Borrowers were indebted to Agent and Lenders for the Advances under the Loan Agreement without any deduction, defense, setoff, claim or

counterclaim, of any nature, in the aggregate principal amount of $27,310,464.97 due on account of Revolving Advances, plus all fees, costs and expenses incurred to date in connection with the Loan Agreement and the Other Documents.

9. Acknowledgment of Guarantors. By execution of this Amendment, each Guarantor hereby covenants and agrees that each of its respective Guaranty and Suretyship Agreements, dated September 14, 2011, shall remain in full force and effect and shall continue to cover the existing and future Obligations of Borrowers to Agent and Lenders.

10. Miscellaneous.

(a) Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b) Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

(e) Counterparts. This Amendment may be executed in any number of counterparts and by facsimile or electronic transmission, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWERS:

SMTC CORPORATION

By: [signature]
Name: SUSHIL DHIMAN
Title: President & CEO

SMTC MANUFACTURING CORPORATION OF CALIFORNIA

By: [signature]
Name: SUSHIL DHIMAN
Title: President & CEO

SMTC MANUFACTURING CORPORATION OF CANADA

By: [signature]
Name: SUSHIL DHIMAN
Title: President & CEO

SMTC MEX HOLDINGS INC.

By: [signature]
Name: SUSHIL DHIMAN
Title: President & CEO

ZF ARRAY TECHNOLOGY, INCORPORATED

By: [signature]
Name: SUSHIL DHIMAN
Title: President & CEO

HTM HOLDINGS INC.

By: [signature]
Name: SUSHIL DHIMAN
Title: President & CEO

GUARANTORS:

RADIO COMPONENTES DE MEXICO, S.A. DE C.V

By: ______________________________
Name: SUSHIL DHIMAN
Title: President & CEO

SMTC DE CHIHUAHUA, S.A. DE C.V.

By: ______________________________
Name: SUSHIL DHIMAN
Title: President & CEO

SMTC HOLDINGS, LLC

By: ______________________________
Name: SUSHIL DHIMAN
Title: President & CEO

SMTC MANUFACTURING CORPORATION OF MASSACHUSETTS

By: ______________________________
Name: SUSHIL DHIMAN
Title: President & CEO

AGENT AND LENDERS:

PNC BANK, NATIONAL ASSOCIATION, as Agent and Lender

By:________________________________
Name: O. Thomas Kubek, Jr.
Title: Vice President

PNC BANK CANADA BRANCH, as a Lender

By:________________________________
Name: ________________________________
Title: ________________________________

AGENT AND LENDERS:

PNC BANK, NATIONAL ASSOCIATION, as Agent and Lender

By:____________________________
Name:
Title:

PNC BANK CANADA BRANCH, as a Lender

By:____________________________
Name: ROBERT FASKEN
Title: VICE PRESIDENT

[SIGNATURE PAGE TO SIXTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (SMTC)]